Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 24, 2015, following the separation of the completion and production services business of Nabors Industries Ltd. (“Nabors” and such business, the “C&P Business”) from its other businesses, the C&P Business, which was held by Nabors Red Lion Limited, a wholly-owned subsidiary of Nabors (“Red Lion”), was combined with C&J Energy Services, Inc. (“C&J”) and the previously wholly-owned subsidiary that holds the C&P Business was renamed C&J Energy Services Ltd. (the “Merger”).  As a result of the Merger, Nabors owns approximately 53% of the issued and outstanding common shares of C&J Energy Services Ltd.

The following unaudited pro forma condensed consolidated financial information (the “unaudited pro forma statements”) is based on the historical financial statements of Nabors after giving effect to the Merger.  These unaudited pro forma statements give effect to the Merger based on the adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Merger was completed as of December 31, 2014, and the unaudited pro forma condensed consolidated statement of income (loss) is presented as if the Merger was completed on January 1, 2014.

The unaudited pro forma statements have been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma statements are not intended to represent or be indicative of the financial condition or results of operations that might have occurred had the Merger occurred as of the dates stated above, and further should not be taken as representative of the future financial condition or results of operations.  The pro forma adjustments are described in the notes.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2014

(in thousands)

		Pro Forma
	Historical Nabors Industries Ltd. Consolidated	Deconsolidation of Nabors Red Lion Limited (a)	Pro Forma Adjustments		Pro Forma Nabors Industries Ltd.

ASSETS
Current assets:
Cash and cash equivalents	$501,149	$28,401	$674,166	(b)	$1,146,914
Short-term investments	35,020	—	—		35,020
Assets held for sale	146,467	—	—		146,467
Accounts receivable, net	1,517,503	454,822	—		1,062,681
Inventory	230,067	47,588	—		182,479
Deferred income taxes	118,230	5,222	—		113,008
Other current assets	193,438	13,823	—		179,615
Total current assets	2,741,874	549,856	674,166		2,866,184
Long-term investments	2,806	—	—		2,806
Property, plant and equipment, net	8,599,125	1,265,774	—		7,333,351
Goodwill	173,928	92,112	—		81,816
Investment in unconsolidated affiliates	58,251	10,180	711,728	(c)	759,799
Other long-term assets	303,958	13,305	—		290,653
Total assets	$11,879,942	$1,931,227	$1,385,894		$11,334,609

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$6,190	$—	$—		$6,190
Trade accounts payable	780,060	209,094	—		570,966
Accrued liabilities	728,004	46,501	2,326	(d)	683,829
Affiliate payable	—	80,556	80,556	(e)	—
Affiliate note payable	—	953,070	953,070	(e)	—
Income taxes payable	53,221	2,661	—		50,560
Total current liabilities	1,567,475	1,291,882	1,035,952		1,311,545
Long-term debt	4,348,859	—	—		4,348,859
Other long-term liabilities	601,816	—	—		601,816
Deferred income taxes	443,003	323,003	—		120,000
Total liabilities	6,961,153	1,614,885	1,035,952		6,382,220

Equity:
Shareholders’ equity:
Common stock	328	12	12	(f)	328
Capital in excess of par value	2,452,261	665,580	665,580	(f)	2,452,261
Accumulated other comprehensive income	77,522	8,064	—		69,458
Retained earnings	3,573,172	(357,459)	(315,650	)(g)	3,614,981
Less: treasury shares, at cost	(1,194,664)	—	—		(1,194,664)
Total shareholders’ equity	4,908,619	316,197	349,942		4,942,364
Noncontrolling interest	10,170	145	—		10,025
Total equity	4,918,789	316,342	349,942		4,952,389
Total liabilities and equity	$11,879,942	$1,931,227	$1,385,894		$11,334,609

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2014

(in thousands, except per share data)

		Pro Forma
	Historical Nabors Industries Ltd. Consolidated	Deconsolidation of Nabors Red Lion Limited (a)	Pro Forma Adjustments		Pro Forma Nabors Industries Ltd.

Revenues and other income:
Operating revenues	$6,804,197	$2,252,885	$—		$4,551,312
Earnings (losses) from unconsolidated affiliates	(6,301)	462	(153,077	)(h)	(159,840)
Investment income (loss)	11,831	121	—		11,710
Total revenues and other income	6,809,727	2,253,468	(153,077)		4,403,182

Costs and other deductions:
Direct costs	4,505,064	1,824,269	—		2,680,795
General and administrative expenses	549,734	159,722	33,020	(i)	423,032
Depreciation and amortization	1,145,100	223,726	—		921,374
Interest expense	177,948	1,090	1,090	(j)	177,948
Losses (gains) on sales and disposals of long-lived assets and other expense (income), net	9,073	2,387	—		6,686
Impairments and other charges	1,027,423	363,578	(17,213	)(k)	646,632
Total costs and other deductions	7,414,342	2,574,772	16,897		4,856,467
Income (loss) from continuing operations before income taxes	(604,615)	(321,304)	(169,974)		(453,285)
Income tax expense (benefit):	62,666	12,899	6,421	(l)	56,188
Subsidiary preferred stock dividend	1,984	5,084	3,100	(m)	—
Income (loss) from continuing operations, net of tax	(669,265)	(339,287)	(179,495)		(509,473)
Less: Net (income) loss attributable to noncontrolling interest	(1,415)	(241)	—		(1,174)
Net income (loss) attributable to Nabors	$(670,680)	$(339,528)	$(179,495)		$(510,647)

Earnings (losses) per share:
Basic from continuing operations	$(2.28)				$(1.76)
Diluted from continuing operations	$(2.28)				$(1.76)
Weighted-average number of common shares outstanding:
Basic	290,694				290,694
Diluted	290,694				290,694

(a)  Reflects the deconsolidation of Red Lion’s assets and liabilities at their carrying amounts at December 31, 2014 and Red Lion’s operations for the year ended December 31, 2014.

(b)  Reflects the adjustment to cash for cash received from C&J in connection with the Merger, as well as the Red Lion cash balance at December 31, 2014 to be retained by Nabors after the deconsolidation of Red Lion. These amounts were reduced by the payment of estimated Merger-related transaction costs, including costs incurred as of December 31, 2014 as well as costs incurred subsequent to the balance sheet date.

Cash consideration	$688,078
Red Lion cash	28,401
Estimated Merger-related transaction costs	(42,313)
$674,166

(c)   Reflects the investment in the newly formed company C&J Energy Services Ltd.

Stock Consideration (in thousands, except share price):

Red Lion common shares issued to Nabors	62,542
C&J closing stock price on March 23, 2015	$11.38
$711,728

(d)   Represents liabilities to be retained by Nabors after the deconsolidation of Red Lion.

(e)   Reflects the repayment of Intercompany Notes in connection with the deconsolidation of Red Lion.  Pursuant to the Separation Agreement, Nabors contributed $162.8 million and Red Lion subsidiaries repaid $87.2 million of the Intercompany Notes, such that the remaining balance owed under the Intercompany Notes following such contribution and repayment was approximately $688 million. The portion of the Intercompany Notes not previously contributed by Nabors or paid by Red Lion subsidiaries was repaid in connection with the Closing, using the cash proceeds received from C&J of $688 million as described in note (b).

(f)    Represents the adjustment needed to reflect the current Nabors equity structure, which includes the associated common stock and additional paid in capital reflected in the Red Lion consolidated balance sheet.

(g)   Represents the adjustments to retained earnings to reflect the net impact of amounts as a result of the pro forma adjustments column, including an estimated net gain of $35.9 million on the Merger.

(h)   Represents Nabors’ 53% investment in the newly formed company C&J Energy Services Ltd., which combines the historical operating results of Red Lion and C&J as though the Merger occurred on January 1, 2014.

(i)    Represents management fees allocated to Red Lion for accounting, treasury, human resources, IT and tax and legal services provided by Nabors.  These fees are determined based upon headcount, revenues and assets relative to other Nabors subsidiaries and the Nabors corporate cost structure.  Such fees are consolidated within Nabors and as such, should be adjusted from the Red Lion statement of income.

(j)    Represents interest expense to be retained by Nabors after the deconsolidation of Red Lion.

(k)   Represents the removal of non-recurring charges for transaction costs incurred by Nabors during the year ended December 31, 2014 related to the Merger, including professional fees and other costs incurred to reorganize the business in contemplation of the Merger.

(l)    Reflects income tax expense (benefit) related to income (loss) from continuing operations before income taxes generated by the pro forma adjustments based upon an estimate of the effective tax rate.

(m)  Reflects the elimination of preferred stock dividends attributable to preferred stockholders of Red Lion.